[GRAPHIC OMITTED]



Seacoast Banking
Corporation
of Florida

                                        March 17, 1999


TO THE SHAREHOLDERS OF
SEACOAST BANKING CORPORATION OF FLORIDA:

     You are cordially invited to attend the Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company"), which will be held at the Ballantrae Golf and Yacht Club, 3325 S.E. Ballantrae Boulevard, Port St. Lucie, Florida, on Thursday, April 22, 1999, at 3:00 P.M., Local Time (the "Meeting").

     At the Meeting, you will be asked to consider and vote upon (i) the reelection of ten directors to serve until the Annual Meeting of Shareholders in 2000 and until their successors have been elected and qualified, and (ii) the ratification of the appointment of Arthur Andersen LLP as independent auditors for Seacoast for the fiscal year ending December 31, 1999.

     Enclosed are the Notice of Meeting, Proxy Statement, Proxy and 1998 Annual Report. We hope you can attend the Meeting and vote your shares in person. In any case, we would appreciate your completing the enclosed Proxy and returning it to us. This action will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the Meeting, you may vote your shares in person even if you have previously returned your Proxy.

     We want to thank you for your support this past year. We are proud of our progress as reflected in the results for 1998, and we encourage you to review carefully our Annual Report.

     If you have any questions about the Proxy Statement or our Annual Report, please call or write us.

                           Sincerely,



                           Dennis S. Hudson III
                           President & Chief Executive
                           Officer

       SEACOAST BANKING CORPORATION OF FLORIDA
                 815 Colorado Avenue
                Stuart, Florida 34994


       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              TO BE HELD April 22, 1999


     Notice is hereby given that the Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") will be held at the Ballantrae Golf and Yacht Club, 3325 S.E. Ballantrae Boulevard, Port St. Lucie, Florida, on Thursday, April 22, 1999, at 3:00 P.M., Local Time (the "Meeting"), for the following purposes:

     1. Elect Directors. To consider and vote upon the reelection of ten directors to serve until the Annual Meeting of Shareholders in 2000 and until their successors have been elected and qualified.

     2. Ratify Auditors. To ratify the appointment of Arthur Andersen LLP as independent auditors for Seacoast for the fiscal year ending December 31, 1999.

     4. Other Business. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on February 12, 1999, are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign and return the enclosed Proxy in the accompanying envelope.

                           By Order of the Board of
                           Directors
                           [GRAPHIC OMITTED]
                           Dennis S. Hudson III
                           President & Chief Executive
                           Officer

March 17, 1999

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO SEACOAST IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                      PROXY STATEMENT
                            FOR
              ANNUAL MEETING OF SHAREHOLDERS
        OF SEACOAST BANKING CORPORATION OF FLORIDA
                      April 22, 1999

                       INTRODUCTION


General

     This Proxy Statement is being furnished to the shareholders of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company"), a Florida corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), in connection with the solicitation of proxies by Seacoast's Board of Directors from holders of Seacoast's Class A common stock ("Class A Common Stock") and its Class B common stock ("Class B Common Stock") (herein, Class A Common Stock and Class B Common Stock are collectively referred to as "Common Stock"), for use at the Annual Meeting of Shareholders of Seacoast to be held on April 22, 1999, and at any adjournments or postponements thereof (the "Meeting"). Unless otherwise clearly specified, the terms "Company" and "Seacoast" include the Company's subsidiaries.

     The Meeting is being held to consider and vote upon (i) the reelection of ten directors to serve until the Annual Meeting of Shareholders in 2000 and until their successors have been elected and qualified; (ii) the ratification of the appointment of Arthur Andersen LLP as independent auditors for Seacoast for the fiscal year ending December 31, 1999.

     The Board of Directors of Seacoast knows of no other business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement.

     The 1998 Annual Report to Shareholders ("Annual Report"), including financial statements for the fiscal year ended December 31, 1998, accompanies this Proxy Statement. These materials are first being mailed to the shareholders of Seacoast on or about March 17, 1999.

     The principal executive offices of Seacoast are located at 815 Colorado Avenue, Stuart, Florida 34994, and its telephone number is (561) 287-4000.

Record Date, Solicitation and Revocability of Proxies

     The Board of Directors of Seacoast has fixed the close of business on February 12, 1999 as the record date ("Record Date") for determining the Seacoast shareholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of shares of Common Stock on the Record Date will be entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were 4,570,786 shares of Class A Common Stock issued and outstanding, which were held by approximately 1,025 holders of record and 375,413 shares of Class B Common Stock issued and outstanding, which were held by approximately 86 holders of record. See "PRINCIPAL SHAREHOLDERS."

     Holders of record of Class A Common Stock are entitled to one vote per share on each matter to be considered and voted upon at the Meeting. Holders of Class B Common Stock are entitled to ten votes per share on each matter to be considered and voted upon at the Meeting.

     The Company's Articles of Incorporation also provide that, except as otherwise required by law or by the Articles of Incorporation, holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters. As a result of the ten-to-one voting preference accorded by the Articles of Incorporation to shares of Class B Common Stock, as of the Record Date there were 8,324,916 votes entitled to be cast by the holders of the outstanding Common Stock, with the holders of the Class B Common Stock entitled to cast 3,754,130 votes or 45.10% of the votes entitled to be cast on matters for which the holders of both classes of Common Stock vote together as a single class. Thus, the holders of the Class A Common Stock possess a majority of the votes eligible to be cast. See "PROPOSAL ONE - ELECTION OF DIRECTORS Management Stock Ownership" and "PRINCIPAL SHAREHOLDERS."

     In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. The vote required for the reelection of the ten directors is a plurality of the votes cast by the shares entitled to vote in the election, provided a quorum is present. Consequently, with respect to the proposal for the reelection of directors, abstentions and broker non-votes will not be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval. The proposal to ratify Arthur Andersen LLP as independent auditors will be approved if the votes cast by the holders of the shares of Common Stock present, or represented, at the Meeting and entitled to vote on the matter favoring this proposal exceed the votes cast in opposition to the proposal. Consequently, with respect to this proposal, as in the proposal for the election of directors, abstentions and broker non-votes will not be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval.

     Shares of Common Stock represented by properly executed Proxies, if such Proxies are received in time and not revoked, will be voted at the Meeting in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF COMMON STOCK WILL BE VOTED FOR THE REELECTION AS DIRECTORS OF SEACOAST OF THE TEN NOMINEES NAMED IN THE PROXY AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

     A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Meeting by either (i) giving written notice of revocation to the Secretary of Seacoast, (ii) properly submitting to Seacoast a duly executed
Proxy bearing a later date, or (iii) appearing in person at the Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of Proxies should be addressed as follows: Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994,
Attention: Dennis S. Hudson III, President & Chief Executive Officer.

                       PROPOSAL ONE

                   ELECTION OF DIRECTORS

General

     The Meeting is being held to reelect ten directors of Seacoast to serve a one-year term of office expiring at the 2000 Annual Meeting of Shareholders and until their successors have been elected and qualified. All of the nominees are presently directors of Seacoast. Seven have served as directors of Seacoast since its inception in 1983. Dennis S. Hudson, III was first elected a director in 1984, and Christopher E. Fogal and Jeffrey S. Furst were elected to the Board in 1997 following the acquisition of Port St. Lucie National Bank Holding Corporation. All of the nominees also serve as directors of Seacoast's banking subsidiary, First National Bank and Trust Company of the Treasure Coast (the "Bank"). The members of the Boards of Directors of the Bank and the Company are the same except for Stephen E. Bohner, T. Michael Crook, Marian B. Monroe and A. Douglas Gilbert, who are members of the Bank's Board only.

     All shares represented by valid Proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the Proxies will be voted for the election of the ten nominees listed below. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as Proxies will cast votes for the remaining nominees and for such replacements, if any, as may be nominated by Seacoast's Board of Directors acting as the Nominating Committee. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (ten persons).

     The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast at the Meeting at which a quorum is present, is required for the reelection of the directors listed below.

     THE NOMINEES HAVE BEEN NOMINATED BY SEACOAST'S BOARD OF DIRECTORS AND THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE REELECTION OF ALL TEN NOMINEES LISTED BELOW.

     The following table sets forth the name and age of each nominee and each senior executive officer of the Company who is not a director or nominee, the year in which he was first elected a director or executive officer, as the case may be, a description of his position and offices with Seacoast or the Bank, if any, a brief description of his principal occupation and business experience during at least the last five years, directorships presently held by him in companies other than Seacoast with registered securities, and certain other information including his age and the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by him as of February 12, 1999. See "Information About the Board of Directors and Its Committees."

  Name, Age and                         Shares of Common Stock
      Year                                   Beneficially
First Elected or                         Owned and Percentage
   Appointed a      Information About      of Common Stock
    Director             Nominee          Outstanding (l)
  or Executive
     Officer

                                           Class A       Class B
Nominees:

Jeffrey C. Bruner  Mr. Bruner has been a   7,140  (2)     90  (3)
(48)               self-employed real             (4)         (4)
1983               estate investor in
                   Stuart, Florida since
                   1972.
John H. Crane      Mr. Crane has been      9,409  (4)     --
(69)               Vice President of C&W
1983               Fish Company, Inc., a
                   fish  processing  plant
                   located in the Stuart,
                   Florida area, since
                   1982. He also served as
                   President of Krauss &
                   Crane, Inc, an electrical
                   contracting firm located
                   in Stuart, Florida, from
                   1957 through 1997.
Evans Crary, Jr.  Mr. Crary is            4,597 (4)      1,665 (4)
(69)              retired, but has              (5)
1983              served as a member
                  of  Crary,  Buchanan,
                  Bowdish, Bovie, Lord,
                  Roby & Evans,
                  Chartered, a law firm
                  located in Stuart,
                  Florida, since 1993,
                  and prior thereto he
                  served as President
                  and a shareholder of
                  the law firm since
                  1974. Mr. Crary has
                  practiced law in
                  Stuart, Florida,
                  since 1952.
Christopher E.    Mr. Fogal, a           20,328 (4)         --
Fogal (47)        certified public              (6)
1997              accountant, has been
                  a managing partner of
                  Fogal, Lynch, Johnson
                  & Long since 1979.
Jeffrey S. Furst  Mr. Furst has been     45,208 (4)         --
(54)              a real estate                 (7)
1997              broker since 1973
                  and is owner of Sun
                  Realty, Inc. in
                  Port St. Lucie,
                  Florida.
Dale M. Hudson    Mr. Hudson was        440,804 (9)    154,151 (10)
(64)              named Chairman of       9.64%         41.06%
1983(8)           Seacoast in June
                  1998. Prior thereto,
                  he served as Chief
                  Executive Officer of
                  Seacoast from 1992
                  and as President of
                  Seacoast from 1990.
                  He was named Chairman
                  of the Board of the
                  Bank in September 1992
                  after serving as Vice
                  Chairman and President
                  of the Bank since 1978.

Dennis S.         Mr. Hudson served     318,581 (11)   125,753 (12)
Hudson, Jr. (71)  as Chairman of the      6.97%         33.50%
1983 (8)          Board of Seacoast
                  from 1990 to June
                  1998. He served as
                  Chief Executive
                  Officer of Seacoast
                  from 1983 until 1992
                  and Chairman of the
                  Bank from 1969 until
                  1992.
Dennis S.         Mr. Hudson was        253,350 (13)    23,502 (14)
Hudson, III (43)  named President and     5.54%          6.26%
1984 (8)          Chief Executive
                  Officer  of  Seacoast
                  in June 1998 and has
                  served as Chief
                  Executive Officer of
                  the Bank since 1992.
                  Prior thereto,  he
                  served as Chief
                  Operating Officer of
                  Seacoast since 1990
                  and President of the
                  Bank since 1992.
John R.           Mr. Santarsiero is      5,387 (4)      1,395 (4)
Santarsiero, Jr.  a private investor
(54)              and former owner of
1983              an automobile
                  dealership located
                  in Stuart, Florida.
Thomas H.         Mr. Thurlow has         4,725 (4)         --
Thurlow, Jr.      been an officer and           (15)
(62)              a director of
1983 (8)          Thurlow & Smith, P.
                  A., a law firm
                  located in Stuart,
                  Florida, since 1981
                  and has practiced
                  law in Stuart,
                  Florida since 1961.

Executive Officers Who Are Not Also
Nominees or Directors:


A. Douglas      Mr. Gilbert, Senior      17,319   (4)        --
Gilbert (58)    Executive Vice                   (16)
1990            President, was named
                Chief Operating Officer
                of Seacoast and President
                of the Bank in June 1998.
                Mr.  Gilbert has served
                as Chief  Credit  Officer
                of Seacoast since July
                1990,  also serving as
                Chief Banking Officer
                from September 1992 to
                October 1995. He was named
                Chief Operating and Credit
                Officer of the Bank in
                October 1994.  Prior
                thereto, he served as
                Executive Vice President
                and Chief Banking and
                Credit Officer of the Bank
                from 1992 to 1994, and
                Executive Vice President
                and Chief Credit Officer
                of the Bank from 1990 to
                1992.
C. William      Mr. Curtis, Senior        9,602   (4)        --
Curtis, Jr.     Executive Vice                   (17)
(60)            President, has
1995            served as Chief
                Banking Officer of
                Seacoast and the Bank
                since October 1995.
                Prior thereto, Mr.
                Curtis was Area
                President of First
                Union Bank in Sarasota
                and Manatee Counties,
                a $970 million banking
                unit with 21 offices.
                He served as Senior
                Marketing Officer for
                Florida National Banks
                of Florida, Inc.for 10
                years prior to coming
                to the Treasure Coast
                as President of Florida
                National Bank in Indian
                River County from 1985
                to 1989.
William R.      Mr. Hahl, Executive      20,733   (4)        --
Hahl (50)       Vice President/                  (18)
1990            Finance Group, has
                served as the Chief
                Financial Officer of
                Seacoast and the
                Bank since July
                1990.
Nominees and                            944,911         291,556
executive                                20.67%          77.66%
officers as a
group
13 persons)

(1) Information relating to beneficial ownership of Common Stock by directors is based upon information furnished by each person using "beneficial ownership" concepts set forth in the rules of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors possess sole voting and investment power with respect to all shares of Common Stock set forth opposite their names.
(2) Includes 180 shares held jointly with Mr. Bruner's wife, 2,150 shares held by Mr. Bruner as custodian for his son, and 4,000 shares held by Mr. Bruner as custodian for his two nephews as to which shares Mr. Bruner may be deemed to share both voting and investment power.
(3) Includes 90 shares held jointly with Mr. Bruner's wife as to which shares Mr. Bruner may be deemed to share both voting and investment power.
(4) Less than 1%.
(5)  Includes 1,268 shares held by the trustee for the IRA of Mr. Crary.
(6) All 20,328 shares are held jointly with Mr. Fogal's wife, as to which shares Mr. Fogal may be deemed to share both voting and investment power.
(7) Includes 6,069 shares held by the trustee for the IRA of Mr. Furst, and 29,385 shares held jointly with Mr. Furst's wife, as to which shares Mr. Furst may be deemed to share both voting and investment power. Also includes 6,449 shares held by Mr. Furst's wife, 1,564 shares held by Mr. Furst's two children, and 1,214 shares held jointly by Mr. Furst's wife and mother-in-law, as to which shares Mr. Furst may be deemed to share both voting and investment power and as to which shares Mr. Furst disclaims beneficial ownership.
(8) Dennis S. Hudson, Jr. and Dale M. Hudson are brothers. Dale M. Hudson is married to the sister of Thomas H. Thurlow, Jr. Dennis S. Hudson, III is the son of Dennis S. Hudson, Jr. and the nephew of Dale M. Hudson.
(9) Includes 41,297 shares held jointly with Mr. Hudson's wife, as to which shares Mr. Hudson may be deemed to share both voting and investment power. Also includes 26,025 shares held by Mr. Hudson's wife and 75,787 shares held by Mr. Hudson's three children, as to which shares Mr. Hudson may be deemed to share both voting and investment power and as to which Mr. Hudson disclaims beneficial ownership. Mr. Hudson and his wife, subject to required regulatory approvals, plan to transfer certain of their shares into Monroe Partners, Ltd., a family partnership (the "Monroe Partnership"), of which he and his wife will be the general partners.
(10) Includes 20,649 shares held jointly with Mr. Hudson's wife, as to which shares Mr. Hudson may be deemed to share both voting and investment power. Also includes 3,960 shares held by Mr. Hudson's wife and 9,543 shares held by Mr. Hudson's three children, as to which shares Mr. Hudson may be deemed to share both voting and investment power and to which Mr. Hudson disclaims beneficial ownership.

(11) Includes 212,272 shares held by Sherwood Partners, Ltd., a family partnership (the "Sherwood Partnership") of which Mr. Hudson, his wife, Anne P. Hudson, and his son, Dennis S. Hudson, III, are general partners. Mr. Hudson may be deemed to share both voting and investment power with respect to such shares with the other general partners, and as to which Mr. Hudson disclaims beneficial ownership except to the extent of his partnership interests. Also includes 47,417 shares held by Mr. Hudson's wife and 25,050 shares held by Mr. Hudson's three children, as to which shares Mr. Hudson may be deemed to share both voting and investment power and as to which Mr. Hudson disclaims beneficial ownership.
(12) Includes 15,000 shares held by the Sherwood Partnership, as to which shares Mr. Hudson may be deemed to share both voting and investment power with the other general partners, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his partnership interests. Also includes 23,709 shares held by Mr. Hudson's wife, 6,270 shares held by Mr. Hudson's three children, as to which shares Mr. Hudson may be deemed to share both voting and investment power and as to which Mr. Hudson disclaims beneficial ownership.
(13) Includes 212,272 shares held by the Sherwood Partnership of which Mr. Hudson and his mother and father, Anne P. Hudson and Dennis S. Hudson, Jr., are general partners. Mr. Hudson may be deemed to share both voting and investment power with respect to such shares with the other general partners, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his partnership interests. Also includes 44 shares held by Mr. Hudson's two sons, as to which shares Mr. Hudson may be deemed to share both voting and investment power. Also includes 41,000 shares that Mr. Hudson has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(14) Includes 15,000 shares held by the Sherwood Partnership, as to which Mr. Hudson may be deemed to share both voting and investment power with the other general partners, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his partnership interests.
(15) Includes 1,575 shares owned by Mr. Thurlow's wife and 1,575 shares held by Mr. Thurlow's three children, as to which shares Mr. Thurlow may be deemed to share both voting and investment power.
(16) Includes 200 shares held in Mr. Gilbert's IRA and 14,000 shares that Mr. Gilbert has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(17) Includes 3,967 shares held by Mr. Curtis' wife as to which shares Mr. Curtis may be deemed to share both voting and investment power. Also includes 1,250 shares of a stock grant which becomes vested within 6 months after the Record Date and 3,666 shares that Mr. Curtis has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(18) Includes 16,733 shares that Mr. Hahl has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

Information About the Board of Directors and Its Committees

     The Board of Directors of Seacoast held eight meetings during 1998. All of the directors attended at least 75% of the total number of meetings of the Board of Directors and attended at least 75% of the meetings of the Board committees on which they served. Seacoast's Board of Directors has two standing committees: the Salary and Benefits Committee and the Audit Committee, both of which serve the same functions for the Bank.

     In addition, the Bank's Board of Directors has the following standing committees separate from the Company: Executive Committee, Investment Committee, Trust Committee and the Directors Loan Committee. Such committees perform those duties customarily performed by similar committees at other financial institutions.

     The Company's Salary and Benefits Committee is comprised of Messrs. Crary (Chairman), Bruner, Dennis S. Hudson, Jr. and Santarsiero and Ms. Marian Monroe. This Committee has the authority to determine the compensation of the Company's and the Bank's executive officers and employees, and administers various of the Company's benefit and incentive plans. This Committee has the power to interpret the provisions of the Company's Profit Sharing Plan, Employee Stock Purchase Plan, the Seacoast Banking Corporation of Florida 1991 Stock Option and Stock Appreciation Right Plan (the "1991 Incentive Plan"), the Seacoast Banking Corporation of Florida 1996 Long-Term Incentive Plan (the "1996 Incentive Plan") and the Non- Employee Directors Stock Compensation Plan (the "Directors Stock Plan"). Five meetings were held by this Committee in 1998. See "Salary and Benefits Committee Report."

     The Audit Committee recommends on an annual basis to the Board of Directors a public accounting firm to be engaged as independent auditors for Seacoast for the next fiscal year, reviews the plan for the audit engagement, and reviews financial statements, the internal audit plans and reports financial reporting procedures and reports of regulatory authorities. This Committee periodically reports to the Board of Directors. This Committee is comprised of Messrs. Bruner (Chairman), Crane, Fogal, and Santarsiero and it held four meetings in 1998.

     The entire Board of Directors serves as the Nominating Committee for the purpose of nominating persons to serve on the Board of Directors. While nominees recommended by shareholders may be considered, this Committee has not actively solicited recommendations nor established any procedures for this purpose. The Board held two meetings in its capacity as the Nominating Committee during 1998.

     Board members who are not executive officers of the Company are paid an annual retainer of $20,000 for their service as directors of the Company and its subsidiaries. In addition to the annual retainers, outside Board members receive $600 for each Board meeting attended, $600 for each committee meeting attended and $700 for each committee meeting chaired.

Non-Employee Director Stock Compensation Plan

     During 1998, the Board of Directors reserved 25,000 shares of Seacoast Class A Common stock for issuance under an approved Non- Employee Director Stock Compensation Plan ("Director Stock Plan"). Under the Director Stock Plan, non-employee directors of the company or its subsidiary may elect to receive shares of stock in lieu of some or all of their retainer fee paid for their services as a director, and/or cash fees paid for attendance at any meeting of the Board or its committees.

Executive Officers

     Executive officers are appointed annually at the organizational meeting of the respective Boards of Directors of Seacoast and the Bank following the annual meetings of shareholders, to serve until the next annual meeting and until successors are chosen and qualified. The table set forth under "PROPOSAL ONE - Election of Directors" lists the nominees for election to the Board of Directors as well as the Named Executive Officers of Seacoast and the Bank who are not nominees to or members of the Board of Directors, their ages and respective offices held by them, the period each such position has been held, a brief account of their business experience for at least the past five years, and the number of shares of Common Stock beneficially owned by each of them on February 12, 1999.

Management Stock Ownership

     As of February 12, 1999, based on available information, all directors and executive officers of Seacoast as a group (13 persons) beneficially owned approximately 872,012 shares of Class A Common Stock, constituting 19.1% of the total number of shares of Class A Common Stock outstanding at that date, and approximately 291,556 shares of Class B Common Stock, constituting 77.7% of the total number of shares of Class B Common Stock outstanding at that date. Seacoast's directors and executive officers beneficially owned, as of that date, shares of Common Stock having 3,787,572 votes, or 45.5% of the total votes represented by Common Stock outstanding on the Record Date and entitled to vote at the Annual Meeting. In addition, as of the Record Date, various subsidiaries of Seacoast, as fiduciaries, custodians, and agents, had sole or shared voting power over 92,965 shares, or 2.0% of the issued and outstanding shares, of Seacoast Class A Common Stock, and 300 shares of Class B Common Stock, including shares held as trustee or agent of various Seacoast employee benefit and stock purchase plans. See "Record Date, Solicitation and Revocability of Proxies" and "PRINCIPAL SHAREHOLDERS."

                    EXECUTIVE COMPENSATION

     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its chief executive officer and other executive officers, including the four other highly compensated executive officers (collectively, these officers are referred to as the "Named Executive Officers"). The disclosure requirements for the Named Executive Officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals.

     The following report reflects Seacoast's compensation philosophy as endorsed by the Board of Directors and the Salary and Benefits Committee and resulting actions taken by Seacoast for the reporting periods shown in the various compensation tables supporting the report. The Salary and Benefits Committee either approves or recommends to the Board of Directors payment amounts and award levels for executive officers of Seacoast and its subsidiaries.

Salary and Benefits Committee Report

   General

     During 1998, the Salary and Benefits Committee of the Board of Directors was composed entirely of five members, four of whom were not officers or employees of Seacoast or the Bank at any time during the year. The Board of Directors designates the members and Chairman of such committee.

   Compensation Policy

     The policies that govern the Salary and Benefits Committee's executive compensation decisions are designed to align changes in total compensation with changes in the value created for the Company's shareholders. The Salary and Benefits Committee believes that compensation of executive officers and others should be directly linked to Seacoast's operating performance and that achievement of performance objectives over time is the primary determinant of share price.

     The underlying objectives of the Salary and Benefits Committee's compensation strategy are to establish incentives for certain executives and others to achieve and maintain short-term and long-term operating performance goals for Seacoast, to link executive and shareholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results. At Seacoast, performance-based executive officer compensation includes: base salary, short-term annual cash incentives, and long-term stock and cash incentives.

   Base Salary and Increases

     In establishing executive officer salaries and increases, the Committee considers individual annual performance and the relationship of total compensation to the defined salary market. The decision to increase base pay is recommended by the chief executive officer and approved by the Salary and Benefits Committee using performance results documented and measured annually through a formal management- by-objectives ("MBO") program. Information regarding salaries paid in the market is obtained through formal salary surveys and other means, and is used to evaluate competitiveness with Seacoast's peers and competitors. Seacoast's general philosophy is to provide base pay competitive with the market, and to reward individual performance while positioning salaries consistent with Company performance.

   Short-Term Incentives

     Seacoast's Key Manager Incentive Plan seeks to align short-term cash compensation with individual performance and performance for the shareholders. Funding for this annual incentive plan is dependent on Seacoast first attaining defined performance thresholds for return on assets and earnings per share. Once this threshold is attained, the Salary and Benefits Committee, using recommendations from the Company's chief executive officer, approves awards to those officers who have made superior contributions to Company profitability as measured and reported through individual performance goals established at the beginning of the year. As specified in the plan, the payout schedule is designed to pay a smaller number of officers the highest level of funded cash incentives to ensure that a meaningful reward is provided to the organization's top performers. This philosophy better controls overall compensation expenses by reducing the need for significant annual base salary increases as a reward for past performance, and places more emphasis on annual profitability and the potential rewards associated with future performance. Salary market information is used to establish competitive rewards that are adequate in size to motivate strong individual performance during the year. The Key Manager Incentive Plan paid an aggregate of $344,700 in 1998, which was distributed among 17 persons.

   Long-Term Incentives

     Long-term incentive awards have been made under the 1991 Incentive Plan and the 1996 Incentive Plan. Stock options granted under the plan are designed to motivate sustained high levels of individual performance and align the interests of key employees with those of the Company's shareholders by rewarding capital appreciation and earnings growth. Upon the recommendation of the chief executive officer, and subject to approval by the Salary and Benefits Committee, stock options are awarded annually to those key officers whose performance during the year has made a significant contribution to Seacoast's long-term growth. During 1998, options on 156,000 shares of Class A Common Stock were awarded to 25 key employees under the 1996 Incentive Plan, including four of the Named Executive Officers. A restricted stock award for 4,000 shares of Class A Common Stock was also granted to one key middle manager of the Bank under the 1996 Incentive Plan to provide additional incentive for that employee to remain in the service of the company and to reward outstanding performance.

   Deduction Limit

     At this time, because of its compensation levels, Seacoast does not appear to be at risk of losing deductions under Section 162(m) of the Code, which generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for all publicly held companies. As a result, Seacoast has not established a formal policy regarding such limit, but will evaluate the necessity for developing such a policy in the future.

   Chief Executive Pay

     The Salary and Benefits Committee formally reviews the compensation paid to the chief executive officers of the Company and the Bank during the first quarter of each year. Final approval of chief executive compensation is made by the Board of Directors. Changes in base salary and the awarding of cash and stock incentives are based on overall financial performance and profitability related to objectives stated in the Company's strategic performance plan and the initiatives taken to direct the Company. In addition, utilizing published surveys, databases, and proxy statement data, including, for example, public information compiled from the SNL Executive Compensation Report (collectively, the "Survey Data"), the Salary and Benefits Committee surveyed the total compensation of chief executive officers of comparable-sized financial institutions located in comparable markets nationally, as well as of locally-based banks and thrifts. While there is likely to be a substantial overlap between the financial institutions included in the survey data and the banks and thrifts represented in the Nasdaq Bank Index line on the shareholder return performance graph, below, the groups are not exactly the same. The Salary and Benefits Committee believes that the most direct competitors for executive talent are not necessarily the same as the companies that would be included in the published industry index established for comparing shareholder returns.

     After reviewing the Survey Data, the salary for Mr. Dennis S. Hudson, III was increased by $13,700 to $306,600 annually effective January 1, 1999. This increase followed a $20,000 adjustment following his appointment as President and Chief Executive Officer of Seacoast in June 1998. The annual salary for Mr.
A. Douglas Gilbert was increased by $14,300 to $300,300 effective January 1, 1999. This increase followed a $40,000 adjustment upon his appointment as President of the Bank in June 1998. The annual salary for Mr. Dale M. Hudson, Chairman of the Board of Seacoast, was increased by $25,900 to $200,000. These adjustments maintained their respective total compensation at the median of the comparative groups. Seacoast's earnings growth in 1998 continued to be limited by the geographic expansion initiatives begun during 1997. Accordingly, Mr. Hudson, III's cash incentive award under the Key Manager Incentive Plan was reduced from $94,000 in 1996 and $40,000 in 1997 to $38,400 in 1998, and Mr.
Gilbert's cash incentive award was reduced from $94,000 in 1996 and $63,000 in 1997 to $60,500 in 1998.

   Summary

     In summary, the Salary and Benefits Committee believes that Seacoast's compensation program is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for strong personal, Company and share value performance. The Salary and Benefits Committee monitors the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet Company and shareholder objectives.

   Evans Crary, Jr., Chairman           Marian B. Monroe
   Jeffrey C. Bruner                    John R. Santarsiero, Jr.
   Dennis S. Hudson, Jr.

     The table below sets forth certain elements of compensation for the Named Executive Officers of Seacoast or the Bank for the periods indicated.

                  Summary Compensation Table

                                  Annual Compensation

                              -----------------------------

                        Year          Salary     Bonus
Name and Principal       (b)         ($)(c)    ($)(1)(d)
Position(a)

Dennis S. Hudson, III   1998        $294,903    $38,400
President & Chief       1997         253,967     40,000
Executive Officer of    1996         236,388     94,500
Seacoast, Chairman and
Chief Executive
Officer of the Bank

Dale M. Hudson          1998        $196,062         --
Chairman of Seacoast    1997         167,659         --
                        1996         161,027         --

A. Douglas Gilbert      1998        $284,927    $60,500
Senior Executive Vice   1997         233,735     63,000
President & Chief       1996         215,839     94,500
Operating & Credit
Officer of Seacoast,
President & Chief
Operating & Credit
Officer of the Bank

C. William Curtis, Jr.  1998        $199,015    $48,000
Senior Executive Vice   1997         171,184     50,000
President & Chief       1996         169,756     64,000
Banking Officer of
Seacoast and the Bank

William R. Hahl         1998        $180,568    $15,000
Executive Vice          1997         160,455     10,000
President & Chief       1996         149,131     30,000
Financial Officer of
Seacoast and the Bank

                              Long-Term Compensation
                             ---------------------------
                                         Securities
                                            Under-
                              Restricted    lying          All
                                 Stock     Options/       Other
Name and Principal     Year     Awards       SARs     Compensation
Position(a)             (b)    ($)(f)       (#)(g        ($)(i)



Dennis S. Hudson, III  1998         --    --   22,000   $21,415 (2)
President & Chief      1997         --          6,000   $20,144
Executive Officer of   1996         --    --    6,000    27,546
Seacoast, Chairman
and Chief Executive                       --
Officer of the Bank

Dale M. Hudson         1998          --   --       --   $17,077 (3)
Chairman of Seacoast   1997          --   --       --    16,223
                       1996          --   --       --    16,932

A. Douglas Gilbert     1998          --   --   22,000   $20,734 (4)
Senior Executive Vice  1997          --   --    6,000    19,086
President & Chief      1996          --   --    6,000    22,247
Operating & Credit
Officer of Seacoast,
President & Chief
Operating & Credit
Officer of the Bank

C. William Curtis,     1998          --        22,000   $17,084 (5)
Jr.                    1997          --         6,000    19,109
Senior Executive Vice  1996       111,250 (6)  11,000    11,572
President & Chief
Banking Officer of
Seacoast and the Bank

William R. Hahl        1998          --          7,000   $16,539 (7)
Executive Vice         1997          --          4,000    16,149
President & Chief      1996          --          4,000    16,400
Financial Officer of
Seacoast and the Bank



(1) Incentive cash compensation paid for results achieved during the applicable fiscal year in accordance with the Key Manager Incentive Plan as well as certain other bonuses related to performance or deemed necessary to attract new management. See "Salary and Benefits Committee Report."
(2) This includes $2,406 in excess life insurance benefits, $8,528 in employer matching contributions to the Profit Sharing Plan, $4,256 in profit sharing, $5,675 in employer discretionary retirement contributions, and $550 paid by the employer into the Cafeteria Plan.

(3) This includes $2,406 in excess life insurance benefits, $7,763 in employer matching contributions to the Profit Sharing Plan, $2,725 in profit sharing, $3,633 in employer discretionary retirement contributions, and $550 paid by the employer into the Cafeteria Plan.
(4) This includes $2,406 in excess life insurance benefits, $8,408 in employer matching contributions to the Profit Sharing Plan, $4,016 in profit sharing, $5,354 in employer discretionary retirement contributions, and $550 paid by the employer into the Cafeteria Plan.
(5) This includes $2,406 in excess life insurance benefits, $7,764 in employer matching contributions to the Profit Sharing Plan, $2,728 in profit sharing, $3,637 in employer discretionary retirement contributions, and $550 paid by the employer into the Cafeteria Plan.
(6) This amount represents a restricted stock award of 5,000 shares of the Company's Class A Common Stock which was awarded to Mr. Curtis on March 29, 1996, based on the closing sale price of the Company's Class A Common Stock on the Nasdaq Stock Market on March 29, 1996. One quarter of the shares covered by this award vested on March 29, 1997 and one quarter of the shares vested on March 29, 1998. The remaining shares will, as long as Mr. Curtis remains employed by the Company, vest in increments of 1,250 shares on March 29, 1999 and 2000. Mr. Curtis has full voting and dividend rights with respect to the restricted stock during the vesting period.
 (7) This includes $2,406 in excess life insurance benefits, $7,668 in employer matching contributions to the Profit Sharing Plan, $2,535 in profit sharing, $3,380 in employer discretionary retirement contributions, and $550 paid by the employer into the Cafeteria Plan.

                    Grants of Options/SARs in 1998

     The following table sets forth certain information concerning options granted during 1998 to the Named Executive Officers. No stock appreciation rights ("SARs") were granted in 1998.


                               Individual Grants
                 ----------------------------------------------

                                Percent
                   Number of   of Total
                  Securities  Options/
                    Under-       SARs     Exercise
                     lying     Granted    or Base
                   Options/       to       Price
                     SARs     Employees  ($/Share  Expiration
                    Granted   in Fiscal      )        Date
Name                  (#)        Year

Dennis S.              22,000     14.10%   $29.00    June 30,
Hudson, III                                            2008

Dale M. Hudson           --         --       --        N/A

A. Douglas             22,000     14.10%   $29.00    June 30,
Gilbert                                                2008

C. William             22,000     14.10%   $29.00    June 30,
Curtis, Jr.                                            2008

William R. Hahl         7,000      4.49%   $29.00    June 30,
                                                       2008



                              Potential Realizable
                                Value at Assumed
                              Annual Rates of Stock
                             Price Appreciation for
                                   Option Term

Name                             5%($)          10%($)

Dennis S. Hudson, III          $401,280       $1,016,840
Dale M. Hudson                 N/A             N/A
A. Douglas Gilbert             $401,280       $1,016,840
C. William Curtis, Jr.         $401,280       $1,016,840
William R. Hahl                $127,680         $323,540

         Aggregated Option/SAR Exercises in 1998
           and 1998 Year-End Option/SAR Values

     The following table shows stock options exercised by the Named Executive Officers during 1998, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 1998. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Company's Class A Common Stock. No SARs were outstanding in 1998.

                                                    Value of
                                       Number of   Unexercised
                                      Unexercised    In-the-
                                     Options/SARs     Money
                                      at FY-End     Options/
                 Shares      Value     (#)         SARs at FY-
                 Acquired   Realized  Exercisable   End($)
                   on                    (E)/      Exercisable
                Exercise             Unexercis-      (E)/
Name                                   able (U)    Unexercis-
                                                    able (U)

Dennis S.              --         --    39,000 (E) $489,875(E)
Hudson, III                             34,000 (U)  $65,500(U)

Dale M. Hudson         --         --       --  (E)       --(E)
                                           --  (U)       --(U)

A. Douglas          6,000    $96,212    12,000 (E) $120,500(E)
Gilbert                                 34,000 (U)  $65,500(U)

C. William             --         --     3,666 (E)  $24,287(E)
Curtis, Jr.                             35,334 (U)  $65,838(U)

William R.          4,000    $64,500    15,066 (E) $148,828(E)
Hahl                                    15,334 (U)  $47,293(U)

Report on Repricing of Options / SARs

     In June 1998, options to purchase a total of 156,000 shares of Class A Common Stock were granted to 25 key employees under the 1996 Incentive Plan, including four of the Named Executive Officers. On November 10, 1998, the Salary and Benefits Committee of the Board of Directors approved a reduction in the exercise price of these stock options from $38.00 per share to $29.00 per share, the fair market value of the Company's Class A Common Stock on that date. The repricing was approved by the Salary and Benefits Committee to restore the value of the stock options which, as a result of a significant decline in the securities markets, especially financial institutions, and the price of the Class A Common Stock, had ceased to provide an incentive for valued employees, officers, and directors to remain in the service of the Company and the Bank. The affected options were amended to reduce the exercise prices to the fair market value of the underlying stock on the date of the repricing. All other terms of the options remained the same.

     As set forth in the 1996 Incentive Plan, stock options are intended to provide incentives to the Company's officers and employees. The Salary and Benefits Committee believes that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate key employees who are critical to the Company's long-term success. The Salary and Benefits Committee believed that, at their original exercise prices, the disparity between the exercise price of these options and recent market prices for the Company's Class A Common Stock did not provide meaningful incentives to the employees holding these options. The Committee also believes that the decline in the values of financial institution stocks generally, and the Company's stock, following market disruptions in the Summer and Fall of 1998, are unrelated to the Company's or its key employees' performance, and that maintaining such exercise prices was inappropriate. The Salary and Benefits Committee approved the repricing of these options as a means of ensuring that optionees will continue to have meaningful equity incentives to work toward the success of the Company.

Submitted by the members of the Salary and Benefits Committee:

   Evans Crary, Jr., Chairman      Marian B. Monroe
   Jeffrey C. Bruner               John R. Santarsiero, Jr.
   Dennis S. Hudson, Jr.

                 Ten-Year Option/SAR Repricings


                                                   Market
                                    Number of     Price of
                                    Securities    Stock at
                                    Underlying     Time of
                                   Options/SARs   Repricing
                                   Repriced or       or
Name                     Date      Amended (#)    Amendment
                                                     ($)

Dennis S. Hudson, III  11/10/98       22,000       $29.00
  President & Chief
  Executive Officer

A. Douglas Gilbert     11/10/98       22,000       $29.00
  Senior Executive
  Vice President &
  Chief Operating &
  Credit Officer

C. William Curtis, Jr. 11/10/98       22,000       $29.00
  Senior Executive
  Vice President &
  Chief Banking
  Officer

William R. Hahl        11/10/98       7,000        $29.00
  Executive Vice
  President & Chief
  Financial Officer


                         Exercise                Length of
                         Price at                 Original
                          Time of               Option Term
                         Repricing     New       Remaining
                            or       Exercise    at Date of
                         Amendment    Price     Repricing or
Name                        ($)        ($)       Amendment

Dennis S. Hudson, III     $38.00      $29.00     9.5 years
  President & Chief
  Executive Officer

A. Douglas Gilbert        $38.00      $29.00     9.5 years
  Senior Executive Vice
  President &  Chief
  Operating & Credit
  Officer

C. William Curtis, Jr.    $38.00      $29.00     9.5 years
  Senior Executive Vice
  President & Chief
  Banking Officer

William R. Hahl           $38.00      $29.00     9.5 years
  Executive Vice
  President & Chief
  Financial Officer

                   Profit Sharing Plan

   Seacoast sponsors an Amended and Restated Retirement Savings Plan for Employees of the First National Bank & Trust Company of the Treasure Coast (the "Profit Sharing Plan"). The Profit Sharing Plan has various features, including employer matching contribution for salary deferrals of up to 4% of the employee's compensation for each calendar quarter. The Company matches 100% of any Elective Profit Sharing Contribution that is deferred into the Profit Sharing Plan. In addition, the Profit Sharing Plan has a Code Section 401(k) feature that allows employees to make voluntary "salary savings contributions" ranging from 1% to 18% of compensation (as defined by the Plan), subject to federal income tax limitations. After-tax contributions may also be made by employees with "voluntary contributions" of up to 10% of compensation (as defined in the Profit Sharing Plan for each plan year), subject to certain statutory limitations.

     A retirement contribution is made on an annual discretionary basis by the Company of up to 2% of "retirement eligible compensation," as defined in the Profit Sharing Plan. At the end of each plan year, the Company's Board of Directors decides whether to make a profit sharing contribution for the plan year. If it decides to make such a contribution, the contribution is allocated among eligible employees based on each employee's "eligible compensation" as defined in the Profit Sharing Plan. At least 50% of this contribution (the "Non-Elective Profit Sharing Contribution") is contributed to the employee's Profit Sharing account. The balance (the "Elective Profit Sharing Contribution") may be deferred into the Profit Sharing Plan or taken in cash by the employee, at the employee's election.


                    Performance Graph

   The following line-graph compares the cumulative, total return on Seacoast's Class A Common Stock from December 31, 1993 to December 31, 1998, with that of the Nasdaq Composite Index (an average of all stocks traded on the Nasdaq Stock Market) and the Nasdaq Bank Stock index (an average of all bank and thrift institutions whose stock is traded on the Nasdaq Stock Market). Cumulative total return represents the change in stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends.

                      1993    1994     1995      1996     1997      1998

Seacoast              100     101.41   134.95    165.36   250.07    190.15

Nasdaq Stock Market   100     96.80    135.44    166.19   202.15    282.26

Nasdaq Bank Stocks    100     101.11   146.42    184.71   302.17    266.60

Employment and Severance Agreements

   The Bank entered into an executive employment agreement with A. Douglas Gilbert on March 22, 1991. Similar agreements were entered into with Dennis S. Hudson, III on January 18, 1994, and with C. William Curtis, Jr. on July 31, 1995. Each such agreement has a three-year term and provides for automatic renewal on an annual basis at the end of that term; provided, however, that neither the employee nor the Bank gives written notice electing not to renew such agreement not less than 90 days prior to the end of the agreement's then current term. Each such agreement contains certain non-competition, non-disclosure and non-solicitation covenants.

     These employment agreements also provide for a base salary, hospitalization, insurance, long term disability and life insurance in accordance with the Bank's insurance plans for senior management, and reasonable club dues. Each executive subject to these contracts may also receive other compensation including bonuses, and the executives will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. The agreements provide for termination of the employee for cause, including willful and continued failure to perform the assigned duties, crimes, breach of the Bank's Code of Ethics, and also upon death or permanent disability of the executive. Each agreement contains a Change in Control provision which provides that certain events, including the acquisition of the Bank or the Company in a merger, consolidation or similar transaction, the acquisition of 51% or more of the voting power of any one or all classes of Common Stock, the sale of all or substantially all of the assets, and certain other changes in share ownership, will constitute a "change in control" which would allow the executive to terminate the contract within one year following the date of such change in control. Termination may also be permitted by the executive in the event of a change in duties and powers, customarily associated with the office designated in such contract. Upon any such termination following a change in control, the executive's base salary, hospitalization and other health benefits will continue for two years.

        SALARY AND BENEFITS COMMITTEE INTERLOCKS
                AND INSIDER PARTICIPATION

     Messrs. Crary (Chairman), Bruner, Dennis S. Hudson, Jr. and Santarsiero and Ms. Monroe are the members of the Salary and Benefits Committee. Mr. Hudson was the only member of the Salary and Benefits Committee that was also an officer or employee of Seacoast or its subsidiaries during 1998. Mr. Hudson served as Chairman of the Board of Seacoast from 1990 until June 1998; he served as Chief Executive Officer of Seacoast from 1983 until 1992 and President of Seacoast from 1983 until 1990. See "PROPOSAL ONE - Election of Directors".

   James H. Bruner, a Seacoast Director Emeritus and the father of Jeffrey C. Bruner, a director of Seacoast and the Bank, is a controlling shareholder of Mayfair Investments. Jeffrey C. Bruner is a minority shareholder in the same company, which leases to the Bank 20,000 square feet of space adjacent to the First National Center in Stuart, Florida pursuant to two lease agreements which expire in May 2000 and May 2002. At the end of the lease terms, the Bank has options to extend the leases for periods of three and five years, respectively. The Bank paid rent of $226,839 on this property in 1998. Seacoast believes the terms of these leases are commercially reasonable and comparable to rental terms for similar property in Stuart.

   Evans Crary, Jr., a director of Seacoast and the Bank, and Chairman of the Bank's Executive Committee and the Company's Salary and Benefits Committee, is a retired member of Crary, Buchanan, Bowdish, Bovie, Lord & Roby, Chartered ("Crary, Buchanan"), a law firm in Stuart, Florida. Crary, Buchanan performed various legal services for Seacoast and the Bank during the fiscal year ended December 31, 1998.


         CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

   Several of Seacoast's directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Seacoast and its subsidiaries. These persons, corporations and firms have had transactions in the ordinary course of business with Seacoast and its subsidiaries, including borrowings, all of which, in the opinion of Seacoast management, were on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Seacoast and its subsidiaries expect to have such transactions on similar terms with its directors, executive officers, and their affiliates in the future. The aggregate amount of loans outstanding by the Bank to directors, executive officers, and related parties of Seacoast or the Bank as of December 31, 1998, was approximately $5,921,859, which represented approximately 7.55% of Seacoast's consolidated shareholders' equity on that date.

   For information concerning specific transactions and business relationships between Seacoast or the Bank and certain of its directors or executive officers, see "Salary and Benefits Committee Interlocks and Insider Participation."

                 PRINCIPAL SHAREHOLDERS

   As of February 12, 1999, the only shareholders known to Seacoast to be the beneficial owners, as defined by Securities and Exchange Commission rules, of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, were the following, for whom beneficial ownership information is set forth in the following table.

                            Number and        Number and
                            Percent of        Percent of
                          Class A Common    Class B Common
                               Stock             Stock
                           Beneficially      Beneficially
                               Owned             Owned
                        -------------------------------------
  Name and Address of
    Beneficial Owner        Number       %   Number        %

Dale M. Hudson (1)  (2)    440,804    9.64   154,151   41.06
  192 S.E. Harbor Point
  Drive
  Stuart, FL  34996

Dennis S. Hudson, Jr.      318,581    6.97   125,753   33.50
(1) (3)
  157 S. River Road
  Stuart, FL  34996
  Dennis S. Hudson, III    253,350    5.54   23,502     6.26
  (1) (3)
  2341 NW Bay Colony
  Court
  Stuart, FL  34994

Anne P. Hudson, (1) (3)    318,581    6.97  125,753    33.50
  157 S. River Road            (4)              (5)
  Stuart, FL  34996

First Union Corporation    284,824    6.24       --       --
(6)
  One First Union Center
  Charlotte, North
  Carolina  28288


(1) Dennis S. Hudson, Jr. and Dale M. Hudson are brothers. Anne P. Hudson is the wife of Dennis S. Hudson, Jr. Dennis S. Hudson, III is the son of Dennis S. Hudson, Jr. and the nephew of Dale M. Hudson. See the table under "Proposal One - Election of Directors" for further information on their beneficial ownership.
(2) Dale M. Hudson, and his wife, Mary T. Hudson, subject to notice to and approval by the appropriate regulatory authorities, plan to transfer certain of their shares of Company Class A and Class B Common Stock to the Monroe Partnership, of which they will be the general partners. See "Proposal One - Election of Directors" for further information regarding their beneficial ownership.

(3) Dennis S. Hudson, Jr. and his wife, Anne P. Hudson, together with their son, Dennis S. Hudson, III, are the general partners of the Sherwood Partnership, their family partnership, which as of February 12, 1999 owned 212,272 share of Company Class A Common Stock and 15, 000 shares of Company Class B Common Stock. Mr. and Mrs. Dennis Hudson, Jr., subject to notice to and approval by the appropriate regulatory authorities, plan to transfer certain of their remaining shares of Company Class A and Class B Common Stock to the Sherwood Partnership. Each of Dennis S. Hudson, Jr., Anne P. Hudson and Dennis S. Hudson, III, as general partners, may be deemed to share voting and investment power with the other general partners and each of them disclaims beneficial ownership with respect to such shares except to the extent of their respective partnership interests. See the table under "Proposal One - Election of Directors" for further information regarding their beneficial ownership.
(4) Includes 33,842 shares held by Mrs. Hudson's husband and 25,050 shares held by Mrs. Hudson's three children, as to which shares Mrs. Hudson may be deemed to share both voting and investment power and as to which Mrs. Hudson disclaims beneficial ownership.
(5) Includes 80,774 shares held by Mrs. Hudson's husband, 6,270 shares held by Mrs. Hudson's three children, as to which shares Mrs. Hudson may be deemed to share both voting and investment power and as to which Mrs. Hudson disclaims beneficial ownership.
(6) First Union Corporation ("First Union") is the parent holding company of Lieber & Company ("Lieber"), Evergreen Asset Management Corporation ("Evergreen") and First Union National Bank, Charlotte, NC. Lieber and Evergreen are corporations which are investment advisors for mutual funds and other clients; the securities reported by these subsidiaries are beneficially owned by such mutual funds or other clients. The other First Union entity listed above holds the securities reported in a fiduciary capacity for its customers. Of the shares beneficially owned, First Union reports it has sole voting power as to 219,624 shares and sole dispositive power as to 212,800 shares. The information regarding First Union, including the number and percent of Class A Common Stock beneficially owned, is based solely upon a Schedule 13G dated February 11, 1999 and filed by First Union with respect to Class A Common Stock beneficially owned as of December 31, 1998.

                      PROPOSAL TWO
   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Arthur Andersen LLP, independent certified public accountants, as independent auditors for Seacoast and its subsidiaries for the current fiscal year ending December 31, 1999, subject to ratification by the shareholders. Arthur Andersen LLP has served as independent auditors for Seacoast and its subsidiaries since August 20, 1991. Arthur Andersen LLP has advised Seacoast that neither the firm nor any of its partners has any direct or material interest in Seacoast and its subsidiaries except as auditors and independent certified public accountants of Seacoast and its subsidiaries.

     A representative of Arthur Andersen LLP will be present at the Meeting and will be given the opportunity to make a statement on behalf of the firm if he so desires. A representative of Arthur Andersen LLP is also expected to respond to appropriate questions from shareholders.

     All shares represented by valid Proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the Proxies will be voted for the ratification of the appointment of Arthur Andersen LLP for the fiscal year ending December 31, 1999.

     The affirmative vote of the holders of shares of Common Stock representing a majority of the votes represented at the Meeting, at which a quorum is present, is required to ratify the appointment of Arthur Andersen LLP as independent auditors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.


                 SECTION 16(a) REPORTING

     The Company is required to identify each director or officer who failed to file timely with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's securities. Based on material provided to the Company, the Company believes that all such filing requirements with respect to the Company's fiscal year ended December 31, 1998 were complied with.

      SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of shareholders of Seacoast intended to be presented at the 2000 Annual Meeting of Shareholders must be received by Seacoast at its principal executive offices on or before November 19, 1999, in order to be included in Seacoast's Proxy Statement and Proxy relating to the 2000 Annual Meeting of Shareholders. Only proper proposals which are timely received will be included in the Proxy Statement and Proxy.


                      OTHER MATTERS

     Management of Seacoast does not know of any matters to be brought before the Meeting other than those described above. If any other matters properly come before the Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.


                    OTHER INFORMATION

Proxy Solicitation Costs

     The cost of soliciting Proxies for the Meeting will be paid by Seacoast. In addition to the solicitation of shareholders of record by mail, telephone, facsimile or personal contact, Seacoast will be contacting brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of Common Stock; such holders, after inquiry by Seacoast, will provide information concerning quantities of proxy materials and 1998 Annual Reports needed to supply such information to beneficial owners, and Seacoast will reimburse them for the reasonable expense of mailing proxy materials and 1998 Annual Reports to such persons.


Annual Report on Form 10-K

     Upon the written request of any person whose Proxy is solicited by this Proxy Statement, Seacoast will furnish to such person without charge (other than for exhibits) a copy of Seacoast's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests may be made to Seacoast Banking Corporation of Florida, P.O. Box 9012, Stuart, Florida 34995, Attention: Dennis S. Hudson III, President & Chief Executive Officer.

                           By Order of the Board of
                           Directors,



                              DENNIS S. HUDSON III
                           President & Chief Executive
                           Officer

March 17, 1999